                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-68524

                               DIME BANCORP, INC.
                          STOCKHOLDERS ELECTION PROCESS

                        FREQUENTLY ASKED QUESTIONS (FAQ)

Definitions:

         Closing Date is the date on which the merger will be completed.

         Election Deadline is the last day on which Election Forms will be accepted by the Exchange Agent for a valid election. The Election Deadline is 5:00 p.m. New York time on the business day immediately preceding the Closing Date. Once we have determined when the merger will be completed, we will issue a press release announcing this date and the Election Deadline and will file the press release with the SEC and will post it on Washington Mutual's website at www.wamu.com and Dime's website at www.dime.com.

         Election Form is the document Dime stockholders must complete in order to elect to receive Washington Mutual common stock, cash or a combination of both in exchange for their shares of Dime common stock. This document must be properly completed and returned to the Exchange Agent before the Election Deadline. The Election Form must be accompanied by the stockholder's Dime stock certificate(s), unless shares are held in street name (i.e., through a broker) or book-entry (i.e., through Dime's Dividend Reinvestment and Optional Cash Purchase Program (the "Dime DRIP")).

         Exchange Agent is Mellon Investor Services LLC. As Exchange Agent, Mellon is responsible for handling the exchange of shares of Dime common stock for Washington Mutual common stock and/or cash. Mellon is also responsible for collecting the Election Forms and calculating the final distribution of Washington Mutual common stock and cash.

         Measurement Period is the ten consecutive full trading days ending on the tenth business day before the Closing Date.

         Merger Consideration is the Washington Mutual common stock, cash or combination of both to be received in exchange for shares of Dime common stock in connection with the merger.

         SEC is the Securities and Exchange Commission.

                       -----------------------------------

1.       What should I do with the Election Form?

         In connection with the merger, you may elect to receive Washington Mutual common stock, cash or a combination of both in exchange for your shares of Dime common stock. To make your election, you must properly complete the Election Form and return it to the Exchange Agent, along with your Dime stock certificate(s), before the Election Deadline.

2. What is the deadline for completing the Election Form and submitting it to the Exchange Agent?

         The Election Deadline is 5:00 p.m. New York time on the business day immediately preceding the Closing Date. If you wish to choose the type of merger consideration you would prefer to receive in exchange for your shares of Dime common stock, you must deliver a properly completed Election Form and your Dime stock certificate(s) to the Exchange Agent before the Election Deadline.

         If you do not deliver your election materials to the Exchange Agent before the Election Deadline, you will be deemed to have elected to receive Washington Mutual common stock in exchange for your Dime shares. (Please see Question 9 below.)

         You are reminded that, even though you may choose to receive a specific type of consideration in the merger, what you receive in the merger may be different, depending on the elections made by other Dime stockholders.

3.       When will the merger be completed?

         The closing of the merger of Dime with Washington Mutual is currently expected to occur in January 2002, subject to receipt of required regulatory approvals. Once we have received these necessary approvals, we will issue a press release announcing the expected Closing Date for the merger. This release will be filed with the SEC.

         For up to the minute information regarding the Election Deadline and the closing prices of Washington Mutual common stock, please contact the Exchange Agent toll-free at 1-866-323-8162 or visit Washington Mutual's website at www.wamu.com or Dime's website at www.dime.com.

4.       What will I receive as a result of the merger?

         You will be offered the opportunity to elect to receive Merger Consideration in the form of Washington Mutual common stock, cash or a combination of both in exchange for your shares of Dime common stock. However, because the total amount of cash consideration to be paid in the merger is fixed at $1,428,809,000, regardless of your choice, you may actually receive a combination of cash and shares of Washington Mutual common stock for your Dime shares depending on the election made by other Dime stockholders. (Please see Question 9 below.) The Exchange Agent will calculate the Merger Consideration for each Dime stockholder after it receives all of the Election Forms and tallies the results.

5.       How will the value of the Merger Consideration be calculated?

         The formula to calculate the value of the Merger Consideration per share of Dime common stock is: the sum of (i) 0.7511 times the average of the closing prices of Washington Mutual common stock during the Measurement Period and (ii) $11.6245. The value of the Merger Consideration and the actual exchange ratio per Dime share on the Closing Date will vary from the initial assumed value of $40.84 per Dime share and implied exchange ratio of 1.05 shares of Washington Mutual common stock per Dime share if the average Washington Mutual common stock price during the Measurement Period is greater or less than $38.89, which is likely. Please refer to pages 35-37 of the Proxy Statement/Prospectus, dated October 12, 2001, as well as the Proxy Statement Supplement, dated October 24, 2001, both of which you received in connection with the Dime stockholders' meeting for examples of how the value of the Merger Consideration may change depending on fluctuations in the price of Washington Mutual's common stock.

         You are reminded that the value of Washington Mutual common stock will vary both before and after the date that the merger is completed. Thus, the value of the Merger Consideration you will receive in the form of stock will fluctuate.

6. If I choose to exchange all of my Dime shares for Washington Mutual common stock, how many shares will I receive?

         The number of shares of Washington Mutual common stock you will receive in exchange for your Dime shares (in the absence of any proration as described in Question 9 below) will be calculated by:

         (1) multiplying the average of the closing prices of Washington Mutual common stock during the Measurement Period by 0.7511;

         (2)      adding $11.6245 to that result;

         (3) dividing that sum by the average of the closing prices of Washington Mutual common stock calculated during the Measurement Period; and

         (4)      multiplying the result by the number of Dime shares you own.

         If the conversion of your Dime stock into Washington Mutual common stock results in a fractional share (e.g., a half or a quarter of a share of stock), the Exchange Agent will issue you a check for the value of this fractional interest. Fractional shares will not be issued in the merger.

7. If I choose to exchange all of my Dime shares for cash, how much cash will I receive?

         The amount of cash you will receive in exchange for your Dime shares (in the absence of any proration as described in Question 9 below) will be calculated by:

         (1) multiplying the average of the closing prices of Washington Mutual common stock during the Measurement Period by 0.7511;

         (2)      adding $11.6245 to that result; and

         (3)      multiplying the result by the number of Dime shares you own.

8. If I choose to exchange all of my Dime shares for a combination of Washington Mutual common stock and cash, what will I receive?

         The amount of Washington Mutual common stock and cash you will receive in exchange for your Dime shares (in the absence of any proration as described in Question 9 below) will be calculated in accordance with the formulas set forth in Questions 6 and 7 above.

9.       Will I receive Merger Consideration in the form that I elect?

         The terms of the merger provide that $1,428,809,000 of the total Merger Consideration will be paid in cash. After the Election Deadline, the Exchange Agent will calculate the election results, based on all valid elections received. If Dime stockholders' total elections for cash would require that an amount greater than $1,428,809,000 be payable as cash consideration, the amount of cash consideration that each stockholder electing cash will receive will be reduced on a pro rata basis. As a result of this proration, these stockholders will receive Washington Mutual common stock instead of cash for some of their Dime shares. Conversely, if Dime stockholders' total elections for cash would require that an amount less than $1,428,809,000 be payable as cash consideration, the amount of Washington Mutual common stock that each stockholder electing stock will receive will be reduced on a pro rata basis, and these stockholders will receive cash instead of Washington Mutual common stock for some of their Dime shares.

         As a result, regardless of your choice, you may actually receive a combination of cash and shares of Washington Mutual common stock for your Dime shares depending on the elections made by other Dime stockholders.

10.      Do I have to send in my Dime stock certificate(s)?

         Yes. Your Dime stock certificate(s) must be returned with the Election
              Form.

11.      What if I cannot locate my Dime stock certificate(s)?

         If you cannot locate your Dime stock certificate(s), please contact Dime's stock transfer agent, Equiserve, toll-free at 1-800-730-4001, as soon as possible to request replacement instructions. Please note that the replacement process can take as long as six weeks to complete and Equiserve may charge you a fee for posting a bond for the lost certificate.

         If the Exchange Agent does not receive your replacement certificate(s) by the Election Deadline, you will be treated as if you missed the Election Deadline and will be deemed to have elected to receive

Washington Mutual common stock in the merger in exchange for your Dime shares. (Please see Question 14 below.)

         Immediately following the Closing Date, all Dime stockholder records will be transferred to Washington Mutual's stock transfer agent, Mellon Investor Services LLC. After the Closing Date, please contact Mellon toll-free at 1-866-323-8162 with any questions regarding replacement of your Dime stock certificates.

12.      What if my Dime stock certificate(s) are not readily available?

         If your Dime stock certificate(s) are not readily available, you may make an election by completing the Election Form and having a Notice of Guaranteed Delivery properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States. In order for your election to be valid, the stock certificates, the delivery of which is thereby guaranteed, must be received by Mellon no later than 5:00 p.m. New York time, on the third business day after the Election Deadline.

13. If I hold Anchor Bancorp Inc., North American Mortgage Company, Lakeview Financial Corp. or Westwood Financial Corporation stock certificate(s), which I have not yet exchanged for Dime certificate(s), how do I elect to receive consideration in the merger?

         In order to make an election for Washington Mutual common stock, cash or a combination of both, you must first exchange your Anchor Bancorp Inc., North American Mortgage Company, Lakeview Financial Corp. or Westwood Financial Corporation stock certificate(s) for Dime stock certificates. Please contact Dime's stock transfer agent, Equiserve, toll-free at 1-800-730-4001 as soon as possible to request replacement instructions.

         If the Exchange Agent does not receive your replacement certificate(s) by the Election Deadline, you will be treated as if you missed the Election Deadline and will be deemed to have elected to receive Washington Mutual common stock in the merger in exchange for your shares. (Please see Question 14 below.)

14. What happens if I miss the Election Deadline or my Election Form is not properly completed?

         If your Election Form and Dime stock certificate(s) are not received by the Exchange Agent before the Election Deadline, or your Election Form is not properly completed, you will be deemed to have elected to receive Washington Mutual common stock in exchange for your Dime shares. (Please see Question 9 above.)

         Because the Election Deadline is absolute, you may wish to consider sending your Election Form and Dime stock certificate(s) by express delivery or registered mail. We recommend that you send the materials via return-receipt, registered mail, insure the contents for two percent of the value of the exchange to cover the lost certificate(s) bond, and retain the Post Office (or delivery service) receipt verifying the time and date of delivery.

15. If the Exchange Agent does not receive my Election Form and Dime stock certificate(s) before the Election Deadline, how will I exchange my Dime shares for Washington Mutual common stock?

         If you do not properly complete and submit an Election Form to the Exchange Agent before the Election Deadline, the Exchange Agent will mail you a Letter of Transmittal approximately two weeks following the Closing Date with instructions on how to complete the Letter of Transmittal and return it to the Exchange Agent with your Dime stock certificate(s). If your properly completed Election Form is received by the Exchange Agent after the Election Deadline, you will not receive a Letter of Transmittal. However, you will be deemed to have elected to receive Washington Mutual common stock in exchange for your shares of Dime common stock, regardless of any election you may actually have made. (Please see Question 9 above.)

16.      What are the federal income tax effects of the merger?

         You will not recognize gain or loss if your exchange your Dime shares solely for Washington Mutual common stock. If you receive cash in exchange for any of your shares of Dime common stock, you will generally recognize gain, but not loss, with respect to the excess of the cash and the value of the Washington Mutual common stock you receive over your basis in the Dime common stock exchanged therefor, but in any case not in excess of the amount of cash received by you in the merger. Because individual circumstances may differ, you should consult your tax advisors to determine the tax effect to you of receiving Washington Mutual shares or cash, including the application and effect of foreign, state, local, or other tax laws. Neither Washington Mutual, nor Dime, nor the Exchange Agent can provide you with tax advice.

17. I have been a participant in the Dime DRIP. How will the merger affect me?

         The Dime DRIP was suspended on September 4, 2001. After that date, no further dividends were paid to the Dime DRIP and no optional cash purchases were accepted. However, any and all shares accumulated in your Dime DRIP account remain on account as book-entry shares. Section 1 - "About You and Your Shares" of your Election Form indicates the number of shares you own in certificate form and the number of book-entry shares you own in the Dime DRIP. Whether you receive Washington Mutual common stock, cash or a combination of both, you will receive Merger Consideration based on the total number of Dime shares you own. Any shares of Washington Mutual common stock you receive in the merger will be issued in certificated form.

18. All of my Dime shares are in the Dime DRIP and I hold no certificates. Do I still have to make an election and return the Election Form?

         Yes. If you wish to make an election for shares of Washington Mutual common stock, cash or a combination of both for the Dime shares you hold in the Dime DRIP, you must complete and return the Election Form prior to the Election Deadline. If you do not return the Election Form, you will be deemed to have elected only Washington Mutual common stock.

19. Does Washington Mutual have a dividend reinvestment program and if so, can my Dime shares be automatically enrolled into Washington Mutual's program?

         Washington Mutual has a comprehensive Dividend Reinvestment and Stock Purchase Plan (the "WM DRIP") that is similar, but not identical, to Dime's. You may enroll in the WM DRIP if and when your Dime shares have been exchanged into Washington Mutual shares.

         To review the WM DRIP and/or request enrollment forms, please contact Mellon Investor Services LLC, the Plan Administrator for the WM DRIP, toll-free at 1-800-234-5835 and request a brochure or you may view the WM DRIP online at www.melloninvestor.com.

20.      What is Washington Mutual's stock symbol?

         Washington Mutual common stock trades on the New York Stock Exchange under the symbol "WM."

21.      Where can I find more information about Washington Mutual?

         Please visit Washington Mutual's website at www.wamu.com for an overview of the company's history, products, services, financial performance and current and past stock prices. You may also call Washington Mutual's Investor Relations information line at 206-461-8856 to request financial publications. Please leave a message clearly stating your name, full address and telephone number and the requested information will be mailed to you within two weeks.

ELECTION FORM                       Return this fully completed and
                                    signed Election Form with your stock
                                    certificate(s) to the Exchange Agent, Mellon
                                    Investor Services LLC, Attn: Reorganization
                                    Department, as indicated below:

[WASHINGTON MUTUAL DIME LOGO]       By Mail:   Post Office Box 3342,
                                               South Hackensack, NJ 07606
                                    By Hand:   120 Broadway, 13th Floor,
                                               New York, NY 10271
                                    By Overnight
                                    Delivery:  85 Challenger Road, MD-Reorg,
                                               Ridgefield Park, NJ 07660

                                    DELIVERY TO AN ADDRESS OTHER THAN NOTED
                                    ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
                                    DO NOT DELIVER THIS ELECTION FORM TO
                                    WASHINGTON MUTUAL, INC. OR DIME BANCORP,
                                    INC. DIRECT ANY QUESTIONS TO MELLON
                                    TOLL-FREE AT 1-866-323-8162.

1.       ABOUT YOU AND YOUR SHARES - Indicate Changes as Necessary Below

                     Social Security (SSN)/Taxpayer Identification Number (TIN):


                     Description of Shares Surrendered
                     Certificate Number(s):       Number of Shares:



                     Total Certificated Shares:

                     Total Book-Entry Shares:

Account Number:

This Election Form is being sent to you in connection with the merger of Dime Bancorp, Inc. with and into Washington Mutual, Inc., pursuant to the Agreement and Plan of Merger, dated as of June 25, 2001. The purpose of this Election Form is to allow you to (i) elect to receive shares of Washington Mutual common stock, cash, or a combination of both in exchange for your shares of Dime common stock, and (ii) surrender your certificate(s) representing shares of Dime common stock in exchange for Washington Mutual common stock, cash, or a combination of both.

Your election is subject to the merger agreement terms and conditions described in the Proxy Statement/Prospectus, dated October 12, 2001, as supplemented, and furnished to Dime stockholders. Copies of the Proxy Statement/Prospectus are available from Mellon or Dime upon request.

Please note that the total amount of cash to be paid to Dime stockholders is set at $1,428,809,000 and no assurance can be given that an election by any given Dime stockholder, including your election, can be accommodated. Rather, the election by each Dime stockholder will be subject to the proration procedures set forth in Section 2.6 of the merger agreement and described in the Proxy Statement/Prospectus under "The Merger Agreement - Election of Cash or Stock Consideration."

If you do not make an election in Section 2 - "Election" below, you will be deemed to have elected to receive Washington Mutual common stock. In addition, Washington Mutual and Mellon reserve the right to deem that you have made no election if (i) you fail to follow the instructions on this Election Form (including with regard to the proper submission of your shares of Dime common stock by delivery of the certificates representing such shares or by book-entry transfer of such shares or a proper guarantee of delivery thereof) or otherwise fail to properly make an election or (ii) a completed Election Form is not received by the Election Deadline.

THE ELECTION DEADLINE IS 5:00 P.M. NEW YORK TIME ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE COMPLETION OF THE MERGER. ONCE WE HAVE DETERMINED THE DATE OF THE COMPLETION OF THE MERGER, WE WILL ANNOUNCE IT, ALONG WITH THE ELECTION DEADLINE DATE, IN A PRESS RELEASE. YOU CAN OBTAIN THIS INFORMATION ON THE SEC WEBSITE AT
   WWW.SEC.GOV, ON THE WASHINGTON MUTUAL WEBSITE AT WWW.WAMU.COM, ON THE DIME
                           WEBSITE AT WWW.DIME.COM
                                       OR
                      BY CALLING MELLON AT 1-866-323-8162.

 Please carefully read and follow the enclosed instructions for completing the
                                 Election Form.

2.       ELECTION (Select only one option) You MUST enclose stock certificate(s)
                                           for all of your Dime shares, except
                                           book-entry or "street name" shares

[ ] Option 1. Exchange ALL of my Dime shares for shares of Washington Mutual common stock.

[ ]      Option 2. Exchange ALL of my Dime shares for cash.

[ ]      Option 3. Exchange                    of my Dime shares for shares
                            ------------------
                            (number of shares)
         of Washington Mutual common stock and the balance of my Dime shares for cash.

Total Number of Certificated Dime Shares Enclosed:
                                                  ------------------------------
Total Number of Dime Shares Elected:
                                    --------------------------------------------

(This total should equal the total number of shares indicated in Section 1 - "About You and Your Shares" above.)

3. SPECIAL ISSUANCE OR PAYMENT INSTRUCTIONS

Complete this area only if you want the Washington Mutual common stock certificate(s) or check(s) resulting from your election to be issued in a name or names other than the one(s) printed in Section 1 - "About You and Your Shares." If you wish to indicate a different name(s), your signature and a Signature Guarantee are required, and the Substitute Form W-9 on page 4 of the Election Form must be completed by the new stockholder.


--------------------------------------------------------------------------------
PRINT NAME


X
--------------------------------------------------------------------------------
AUTHORIZED SIGNATURE


--------------------------------------------------------------------------------
PRINT NAME (If  Joint Account)


X
--------------------------------------------------------------------------------
AUTHORIZED SIGNATURE (If Joint Account)


--------------------------------------------------------------------------------
ADDRESS


--------------------------------------------------------------------------------
CITY-STATE-ZIP


4. SPECIAL DELIVERY INSTRUCTIONS

Complete this area only if you want the Washington Mutual common stock certificate(s) or check(s) resulting from your election to be delivered to an address other than the one printed in Section 1 - "About You and Your Shares."


--------------------------------------------------------------------------------
NAME


--------------------------------------------------------------------------------
ADDRESS


--------------------------------------------------------------------------------
CITY-STATE-ZIP


5.       SIGNATURE GUARANTEE
Complete only if required by the instructions to this Section. Your signature(s) in Section 7 - "Required Signatures" must be guaranteed by an eligible financial institution. Notarization by a notary public is not acceptable.

Place Medallion Signature Guarantee Stamp below.


6.       NOTICE OF GUARANTEED DELIVERY

In order for an election to be effective, Mellon must receive, at the applicable address listed above, a properly completed Election Form, accompanied by stock certificate(s) representing Dime shares currently held by you (or a proper guarantee of delivery, as described below) no later than the Election Deadline. If you are not surrendering your stock certificate(s) with this Election Form, a "Notice Of Guaranteed Delivery" must be completed by the firm guaranteeing delivery of your certificate(s). A copy of the "Notice of Guaranteed Delivery" is enclosed.

7.       REQUIRED SIGNATURES

The undersigned hereby represents and warrants that he/she has full power and authority to complete and deliver this Election Form and to deliver for surrender and cancellation the above-described stock certificate(s) which are being delivered together with this Election Form and that the rights represented by these stock certificate(s) are free and clear of all liens, restrictions, charges and encumbrances, and are not subject to any adverse claim. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the surrender of these stock certificate(s). All authority conferred by signing this Election Form shall survive the death or incapacity of the undersigned and all obligations of the undersigned associated with the signing of this Election Form shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. By signing below, if the undersigned holds shares as a nominee, trustee, or in any other representative capacity for a beneficial owner, the undersigned hereby certifies that this Election Form covers all the shares of Dime common stock held in such capacity for such beneficial owner.

The undersigned authorizes and instructs Mellon Investor Services LLC, as Exchange Agent, to deliver such certificates of Dime common stock to Washington Mutual and to receive on behalf of the undersigned, in exchange for such shares of Dime common stock, any check for cash or any certificate for shares of Washington Mutual common stock issuable in the merger pursuant to the merger agreement. If certificates of Dime common stock are not delivered with this Election Form or by book-entry transfer, the undersigned is furnishing a Notice of Guaranteed Delivery of such certificates representing shares of Dime common stock from a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States.

Subject to the completion of the merger, the undersigned hereby appoints Mellon as attorney-in-fact for the undersigned to exercise all authority conferred in this Election Form for the purposes contemplated in the merger agreement, and such authority will be binding on all successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and will survive the death or incapacity of the undersigned.

Must be signed by registered holder(s) exactly as name(s) appear on the stock certificate(s) or by person(s) authorized to become registered holders by documents transmitted with this Election Form. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or in any other fiduciary or representative capacity, please set forth full title below.


--------------------------------------------------------------------------------
Signature of Stockholder                                             Date


--------------------------------------------------------------------------------
Signature of Stockholder                                             Date
(if joint account)


--------------------------------------------------------------------------------
Print Name(s):

(        )
--------------------------------------------------------------------------------
Daytime Phone Number, including Area Code


--------------------------------------------------------------------------------
Title (if necessary)

8.       SUBSTITUTE FORM W-9

PLEASE PROVIDE YOUR SSN OR OTHER TIN ON THIS SUBSTITUTE FORM W-9 AND CERTIFY THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING. FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING TAX ON ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. IF YOU ARE NOT A U.S. PERSON, YOU WILL BE REQUIRED TO PROVIDE FORM W-8BEN IN ORDER TO AVOID BACKUP WITHHOLDING. Refer to the instructions to this Section and the enclosed form entitled Important Tax Information for additional information.

                     Requestor: Mellon Investor Services LLC

Substitute Form W-9                                                                           Give form to the
Department of the          Request for Taxpayer Identification Number and Certification       Requestor. Do NOT
Treasury                                                                                      Send to the IRS.
Internal Revenue Service

Please Print Or Type


--------------------------------------------------------------------------------
Name (if a joint account or you changed your name, see Important Tax
Information)


--------------------------------------------------------------------------------
Business name, (if different from above, see Important Tax Information)

Check appropriate box:      [ ] Individual/Sole proprietor      [ ] Corporation       [ ] Partnership      [ ] Other


--------------------------------------------------------------------------------
Address (number, street, and apt. or suite no.)


--------------------------------------------------------------------------------
City, state, and ZIP code


--------------------------------------------------------------------------------
Requestor's name and address
(optional)


Part I Taxpayer Identification Number (TIN)

Enter your TIN in the box to the right and certify by signing and dating below. For individuals, this is your social security number (SSN). Refer to the enclosed Important Tax Information for all other entities or how to get a TIN.


--------------------------------------------------------------------------------
Social security number or Taxpayer identification number


--------------------------------------------------------------------------------
List account number(s) here (optional)


Part II Awaiting TIN [ ]



Part III Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct TIN (or I am waiting for a TIN to be issued to me); and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.       I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Sign Here


--------------------------------------------------------------------------------
Signature                                                               Date


       YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX
                        IN PART II OF SUBSTITUTE FORM W-9

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify, under penalties of perjury, that a taxpayer identification number
(TIN) has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate IRS Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding that I have checked the box in Part II (and have completed this Certificate of Awaiting Taxpayer Identification Number), backup withholding tax on all reportable payments made to me will be withheld until I provide a properly certified TIN to Mellon.


--------------------------------------------------------------------------------
Signature                                                               Date

                              Election Information

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE AT 5:00 P.M., NEW YORK TIME ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE COMPLETION OF THE MERGER. THE COMPANIES ANTICIPATE THAT THE MERGER WILL BE COMPLETED WITHIN 90 DAYS, BUT NO SOONER THAN 20 BUSINESS DAYS, OF THE MAILING OF ELECTION MATERIALS TO DIME STOCKHOLDERS. ONCE WE HAVE DETERMINED THE COMPLETION DATE FOR THE MERGER AND THE ELECTION DEADLINE, WE WILL ANNOUNCE THOSE DATES IN A PRESS RELEASE. YOU CAN OBTAIN THIS INFORMATION ON THE SEC WEBSITE AT WWW.SEC.GOV, ON THE WASHINGTON MUTUAL WEBSITE AT WWW.WAMU.COM, ON THE DIME WEBSITE AT WWW.DIME.COM, OR BY CALLING MELLON INVESTOR SERVICES LLC, AS EXCHANGE AGENT, AT 1-866-323-8162.

                                                                December 5, 2001

To Our Clients:

         Washington Mutual, Inc. and Dime Bancorp, Inc. have agreed to merge. Stockholders of Dime approved the merger at their Special Meeting on November 27, 2001. The merger is currently expected to close in January 2002, subject to receipt of regulatory approval.

         The value of the merger consideration per share of Dime common stock is equal to the sum of 0.7511 times the average of the closing stock prices for Washington Mutual's common stock during the ten consecutive full trading days ending on the tenth business day before the completion of the merger (the "Measurement Period") and $11.6245. Under the terms of the merger agreement, which are explained more fully in the Proxy Statement/Prospectus dated October 12, 2001, as supplemented, Dime stockholders may elect to exchange their Dime shares for shares of Washington Mutual common stock, cash or a combination of both. However, because the total amount of cash consideration payable in the merger is fixed at $1,428,809,000, regardless of your choice, you may actually receive a combination of cash and shares of Washington Mutual common stock for your Dime shares depending on the election made by other Dime stockholders. Accordingly, the companies cannot guarantee that you will receive your election choice.

         You may make your election only by completing and delivering the enclosed Election Instructions to us. If you do not complete and deliver valid Election Instructions, you will be deemed to have elected to receive Washington Mutual common stock.

         YOUR ELECTION OPTIONS ARE AS FOLLOWS:

1. Exchange all of your Dime shares for shares of Washington Mutual common stock.

         You may elect to receive shares of Washington Mutual common stock in exchange for all of your Dime shares. The number of shares of Washington Mutual common stock you will receive in exchange for your Dime shares (assuming there is no proration as described below) will be calculated by:

         (1) multiplying the average of the closing prices of Washington Mutual common stock during the Measurement Period by 0.7511;

         (2)      adding $11.6245 to that result;

         (3) dividing that sum by the average of the closing prices of Washington Mutual common stock calculated during the Measurement Period; and

         (4)      multiplying the result by the number of Dime shares you own.

         Please note that Washington Mutual will not issue fractional shares in the merger. Instead, Washington Mutual will pay cash for any fractional shares issued based on the average of the closing stock prices of Washington Mutual common stock during the ten days preceding the Closing Date.

2.       Exchange all of your Dime shares for cash.

         You may elect to receive cash in exchange for all of your Dime shares. The amount of cash you will receive in exchange for your Dime shares (assuming there is no proration as described below) will be determined by:

         (1) multiplying the average of the closing prices of Washington Mutual common stock calculated during the Measurement Period by 0.7511;

         (2)      adding $11.6245 to that result; and

         (3)      multiplying the result by the number of Dime shares you own.

3. Exchange a portion of your Dime shares for Washington Mutual shares and the balance for cash.

         You may elect to exchange a portion of your Dime shares for Washington Mutual shares and the balance for cash. The number of shares of Washington Mutual common stock, and the amount of cash, you will receive in exchange for your Dime shares (assuming there is no proration as described below) will be determined in accordance with options 1 and 2 above.

         Proration. If Dime stockholders' total elections for cash exceed $1,428,809,000, cash will be paid on a pro-rata basis. In this case, if you elected to receive cash, you will not receive the amount of cash you elected in the merger, but will instead receive a portion of your payment in cash and the remainder of your consideration in Washington Mutual common stock. Conversely, if Dime stockholders' total elections for cash are for less than $1,428,809,000, the amount of Washington Mutual common stock paid will be reduced on a pro-rata basis. In this case, if you elected to receive shares of Washington Mutual common stock, you will not receive the amount of Washington Mutual common stock you elected in the merger, but will instead receive a portion of your payment in Washington Mutual common stock and the remainder of your consideration in cash.

         Because we are the holder of record for your shares, we can only make an election for your Dime shares in accordance with your instructions. Please instruct us as to what election we should make regarding the exchange of your shares. If you do not instruct us to make an election, we will not make an election for you, and you will be deemed to have elected to receive Washington Mutual common stock in exchange for your Dime shares.

PLEASE NOTE THE FOLLOWING:

         The election deadline will be at 5:00 p.m. New York time on the business day immediately preceding the completion of the merger. Although the election deadline has not been determined, the companies anticipate the merger will be completed within 90 days, but no sooner than 20 business days, of the mailing of election materials to Dime stockholders. We encourage you to advise us of your instructions promptly. You should note that the merger consideration and, therefore, the amount of cash or number of Washington Mutual shares that you will receive for each Dime share (subject to proration and other limitations) will be calculated based on the average of the closing prices of Washington Mutual common stock during the Measurement Period. As a result, the merger consideration will not be known until after completion of the Measurement Period. Once the merger consideration is determined, Dime and Washington Mutual will issue a press release announcing the value of the merger consideration. You may obtain this information on the SEC website at www.sec.gov, on the Washington Mutual website at www.wamu.com, on the Dime website at www.dime.com, and by calling Mellon toll-free at 1-866-323-8162.

         To revoke or change your election, you must notify us as soon as possible so that we can appropriately notify Mellon prior to the Election Deadline.

         If you miss the Election Deadline and we are unable to comply with the election procedures, you will be deemed to have elected to receive all Washington Mutual common stock.

         This election applies only to those shares of Dime that we hold beneficially for you. If you have Dime shares in certificated form, you will receive an Election Form and additional election materials directly from Washington Mutual. Please follow the instructions enclosed with that Election Form in order to make a valid election with respect to those shares.

         Because individual circumstances may differ, you should consult your tax advisors to determine the tax effect to you of receiving Washington Mutual shares or cash, including the application and effect of foreign, state, local, or other tax laws.

Please provide your signed instructions below:

[ ] Option 1. Exchange ALL of my Dime shares for Washington Mutual common stock.

[ ] Option 2. Exchange ALL of my Dime shares for cash.

[ ] Option 3. Exchange                     of my Dime shares for Washington
                       -------------------
                       (number of  shares)
              Mutual common stock and the balance of my Dime shares for cash.

If you do not mark any option, or if you do not return this form to us in a timely manner, you will be deemed to have elected to receive Washington Mutual common stock in exchange for your shares of Dime common stock.

Account Number
              ------------------------------------------

----------------------------     --------------------------      ------------------------
  Signature of Stockholder        Signature of Stockholder            Daytime Phone
                                     (if joint account)             including Area Code

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE ELECTING STOCKHOLDER. IF DELIVERED BY MAIL, CERTIFIED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE DELIVERY.

If you have any questions, please contact us.

                              Election Information

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE AT 5:00 P.M., NEW YORK TIME ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE COMPLETION OF THE MERGER. THE COMPANIES ANTICIPATE THAT THE MERGER WILL BE COMPLETED WITHIN 90 DAYS, BUT NO SOONER THAN 20 BUSINESS DAYS, OF THE MAILING OF ELECTION MATERIALS TO DIME STOCKHOLDERS. ONCE WE HAVE DETERMINED THE COMPLETION DATE FOR THE MERGER AND THE ELECTION DEADLINE, WE WILL ANNOUNCE THOSE DATES IN A PRESS RELEASE. YOU CAN OBTAIN THIS INFORMATION ON THE SEC WEBSITE AT WWW.SEC.GOV, ON THE WASHINGTON MUTUAL WEBSITE AT WWW.WAMU.COM, ON THE DIME WEBSITE AT WWW.DIME.COM, OR BY CALLING MELLON INVESTOR SERVICES LLC, AS EXCHANGE AGENT, AT 1-866-323-8162

                                                                December 5, 2001

To: Brokers, Dealers, Commercial Banks
    Trust Companies, and Other Nominees:

         Washington Mutual, Inc. and Dime Bancorp, Inc. have agreed to merge. Stockholders of Dime approved the merger of the two companies at the Special Meeting of Stockholders on November 27, 2001. The merger is currently expected to close in January 2002, subject to receipt of regulatory approval.

         Under the terms of the Merger Agreement, which are explained more fully in the Proxy Statement/Prospectus dated October 12, 2001, as supplemented, Dime stockholders may elect to exchange their Dime shares for Washington Mutual common stock, cash or a combination thereof. Please note that, because the total amount of cash consideration payable in the merger is fixed at $1,428,809,000, Dime stockholders may actually receive, regardless of their election, a combination of cash and shares of Washington Mutual common stock for their Dime shares depending on the election made by other Dime stockholders. Dime stockholders who hold shares through you or your nominee may make an election only by instructing you to complete and deliver the enclosed Election Form. If they do not instruct you to complete and deliver a valid Election Form, they will be deemed to have elected to receive Washington Mutual common stock.

         For your information and for forwarding to your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:

         1) an Election Form that includes a Substitute Form W-9 (copies of the Election Form may be used);

         2) a Notice of Guaranteed Delivery to be delivered with the completed Election Form if none of the procedures for delivering the necessary certificate(s) representing Dime common shares can be completed before the Election Deadline;

         3) a proposed client letter that you may wish to use to obtain instructions from your clients; and

         4) Frequently Asked Questions regarding the merger that you may wish to distribute to your clients.

         YOUR PROMPT ACTION IS REQUIRED. PLEASE CONTACT YOUR CLIENTS AS SOON AS POSSIBLE.

         For an election to be valid, Mellon must receive a duly executed and properly completed Election Form, including any required signature guarantees or other documents, together with any certificate(s) representing surrendered Dime shares or timely confirmation of their book-entry transfer, before the Election Deadline. Dime stockholders whose certificate(s) are not immediately available or who cannot deliver such certificate(s) to Mellon, or cannot complete the procedures for book-entry transfer prior to the Election Deadline, must surrender their shares according to the procedure for guaranteed delivery set forth in the enclosed Notice of Guaranteed Delivery.

         No fees or commissions will be payable by Washington Mutual or Dime, or any officer, director, stockholder, agent or other representative of Washington Mutual or Dime, to any broker, dealer or other person for soliciting surrender of shares pursuant to the election (other than fees paid to Mellon for their services in connection with the election and exchange process).

         Any inquiries you may have with respect to the election should be addressed to Mellon at 1-866-323-8162.

Washington Mutual, Inc.
Dime Bancorp, Inc.


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU
OR ANY PERSON AS AN AGENT OF WASHINGTON MUTUAL, INC. OR DIME BANCORP, INC., THE EXCHANGE AGENT AND THE INFORMATION AGENT, OR ANY AFFILIATE OF THE FOREGOING,
OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY
STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE ELECTION OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                 INSTRUCTIONS FOR COMPLETING THE ELECTION FORM

      If you hold your Dime shares in certificated form or if you hold them in book-entry (i.e., through Dime's Dividend Reinvestment and Optional Cash Purchase Program), you must complete and return this Election Form as instructed in order to make a valid election for all of your shares of Dime common stock. If you hold any of your Dime shares in street name (i.e., through a broker), you will receive separate Election Instructions from your broker. You must complete the Election Instructions you receive from your broker in order to make a valid election for all of your shares of Dime common stock.

      The Election Form (or a facsimile thereof) should be properly filled in, dated and signed, and should be delivered, together with all stock certificates representing shares of Dime common stock currently held by you (unless delivery is guaranteed in accordance with Section 6 - "Notice of Guaranteed Delivery"), to Mellon at the appropriate address set forth on the front of the Election Form. Please read and follow carefully the instructions regarding completion of the Election Form set forth below. If you have any questions concerning the Election Form or require any information or assistance, please call Mellon toll-free at 1-866-323-8162.

      IF YOU CANNOT LOCATE YOUR STOCK CERTIFICATES, CONTACT EQUISERVE, DIME'S TRANSFER AGENT AND REGISTRAR, TOLL-FREE AT 1-800-730-4001 IMMEDIATELY TO RECEIVE REPLACEMENT INSTRUCTIONS.

GENERAL INSTRUCTIONS:

TIMING OF ELECTION:

      1. TIME IN WHICH TO ELECT. IN ORDER FOR AN ELECTION TO BE EFFECTIVE, MELLON MUST RECEIVE A PROPERLY COMPLETED ELECTION FORM, ACCOMPANIED BY ALL STOCK CERTIFICATES REPRESENTING SHARES OF DIME COMMON STOCK CURRENTLY HELD BY YOU (OR A PROPER GUARANTY OF DELIVERY, AS DESCRIBED IN THE ELECTION FORM), NO LATER THAN 5:00 P.M. NEW YORK TIME ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE COMPLETION OF THE MERGER (THE "ELECTION DEADLINE"). Persons whose stock certificates are not immediately available also may make an election by completing the Election Form (or a facsimile thereof) and having a Notice of Guaranteed Delivery properly completed and duly executed by a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (subject to the condition that the stock certificates, the delivery of which is thereby guaranteed, are in fact delivered to Mellon no later than 5:00 p.m. New York time, on the third business day after the Election Deadline (the "Guaranteed Delivery Deadline")).

      If Mellon does not receive your properly completed Election Form, together with all of your stock certificates, by the Election Deadline (unless you have submitted a properly completed Notice of Guaranteed Delivery and those certificates are received by Mellon by the Guaranteed Delivery Deadline), you will be deemed to have made an election to receive shares of Washington Mutual common stock in exchange for your shares of Dime common stock.

      Washington Mutual will publicly announce the Election Deadline prior to the date of completion of the merger.

      2. REVOCATION OR CHANGE OF ELECTION. Any election may be revoked by the person who submitted the Election Form to Mellon and the certificate(s) for shares withdrawn by written notice duly executed and received by Mellon prior to the Election Deadline. The notice must specify the person in whose name the shares of Dime common stock to be withdrawn had been deposited, the number of shares to be withdrawn, the name of the registered holder, the serial numbers shown on the certificate(s) representing the shares to be withdrawn, and must be accompanied by a Medallion Signature Guarantee. (Please see Section 5 of the Specific Instructions below for further information on obtaining a Medallion Guarantee.) If an Election Form is revoked, and the certificate(s) for shares withdrawn, the Dime common stock certificate(s) submitted will be promptly returned by Mellon to the person who submitted such certificate(s). Upon any such revocation, unless a duly completed Election Form is thereafter submitted, the holder shall be deemed to have made an election to receive shares of Washington Mutual common stock. Any election also may be effectively revoked and amended by submission to Mellon prior to the Election Deadline of a properly completed, duly executed and later dated Election Form.

      3. TERMINATION OF RIGHT TO ELECT. If for any reason the merger is not completed or is abandoned, all Election Forms will be void and of no effect and all certificates for Dime common stock previously received by Mellon and thereafter held by Mellon will be returned promptly by Mellon to the persons who submitted them.

      Any disputes regarding your election or the elections made by other Dime stockholders will be resolved by Mellon (in consultation with Washington Mutual) and such decision will be final for all parties concerned. Mellon has the absolute right to reject any and all Election Forms which it determines are not in proper form or to waive minor defects in any form. Surrenders of certificates will not be effective until all defects or irregularities that have not been waived by Mellon have been corrected. Please return your Election Form promptly to allow sufficient time to correct any possible deficiencies before the Election Deadline.

DELIVERY OF ELECTION FORMS:

      Before you mail your Election Form, make sure you do the following:

            -     Verify the election you have chosen;

            -     Sign, date and include your daytime phone number;

            - Verify the SSN or TIN printed on the form and sign the Substitute Form W-9; and

            -     Include your Dime stock certificates along with the Election
                  Form.

      IT IS RECOMMENDED THAT YOU:

            - MAKE PHOTOCOPIES OF ALL DOCUMENTS AND RETAIN THEM UNTIL THE EXCHANGE HAS BEEN PROCESSED AND YOU RECEIVE YOUR WASHINGTON MUTUAL STOCK CERTIFICATE AND/OR CASH;

            - SEND THE ORIGINAL DOCUMENTS BY HAND OR VIA RETURN-RECEIPT REGISTERED MAIL OR VIA OVERNIGHT DELIVERY; AND

            - INSURE THE ITEMS FOR TWO PERCENT OF THE VALUE OF THE EXCHANGE TO COVER THE LOST CERTIFICATE(S) BOND.

MELLON INVESTOR SERVICES LLC
For information call toll-free: 1-866-323-8162

BY MAIL:                         BY OVERNIGHT DELIVERY:             BY HAND:
Mellon Investor Services LLC     Mellon Investor Services LLC       Mellon Investor Services LLC
Reorganization Department        85 Challenger Road, MD-Reorg       Reorganization Department
Post Office Box 3342             Ridgefield Park, NJ 07660          120 Broadway, 13th Fl.
South Hackensack, NJ 07606                                          New York, NY 10271

SPECIFIC INSTRUCTIONS:

Section 1.  ABOUT YOU AND YOUR SHARES

      Section 1 of the Election Form shows your name(s) and the number of Dime shares owned by you as reflected on the records of Dime at the time of mailing the Election Form.

      Mark through any incorrect address information that is printed in this area of the Election Form. Clearly print the correct address in the space beside the printed information. If any other information in this area of the Election Form is incorrect, please see Sections 3, 5 and 8 below.

Section 2. ELECTION AND PRORATION PROCEDURES

      The terms of the merger agreement allow you to choose, subject to certain limitations, the type of consideration you wish to receive for your shares of Dime common stock. The Election Form allows you to elect to receive merger consideration in the form of shares of Washington Mutual common stock, cash, or a combination of both. However, because the total amount of cash consideration payable in the merger is fixed at $1,428,809,000, regardless of your choice you may actually receive a combination of Washington Mutual common stock and cash for your Dime shares. For more information, please refer to pages 37-38 of the Proxy Statement/Prospectus.

      YOUR STOCK CERTIFICATES FOR ANY CERTIFICATED SHARES YOU HOLD MUST BE RETURNED WITH THE ELECTION FORM FOR YOUR ELECTION TO BE VALID. IF YOU HOLD ANY OF YOUR SHARES OF DIME COMMON STOCK IN STREET NAME, YOU WILL RECEIVE SEPARATE ELECTION INSTRUCTIONS FROM YOUR BROKER. YOU SHOULD FOLLOW THOSE ELECTION INSTRUCTIONS IN ORDER TO MAKE YOUR ELECTION TO RECEIVE SHARES OF WASHINGTON MUTUAL COMMON STOCK, CASH, OR A COMBINATION OF BOTH IN EXCHANGE FOR THOSE SHARES. IF YOUR SHARES OF DIME COMMON STOCK ARE HELD IN BOOK-ENTRY, YOU SHOULD STILL COMPLETE AND RETURN THIS ELECTION FORM TO MAKE YOUR ELECTION TO RECEIVE SHARES OF WASHINGTON MUTUAL COMMON STOCK, CASH, OR A COMBINATION OF BOTH.

ELECTION OPTIONS
Select only one of the three options:

      (a) EXCHANGE ALL OF YOUR DIME SHARES FOR SHARES OF WASHINGTON MUTUAL COMMON STOCK. If you select this option (or if you fail to make a valid election), you will receive shares of Washington Mutual common stock for each Dime share you own, subject to proration as described above and in Section 2.6 of the merger agreement. No fractional shares will be issued and you will receive a cash payment instead of fractional shares.

      (b) EXCHANGE ALL OF YOUR DIME SHARES FOR CASH. If you select this option, you will receive all cash for each Dime share you own, subject to proration as described above and in Section 2.6 of the merger agreement.

      (c) EXCHANGE A PORTION OF YOUR DIME SHARES FOR WASHINGTON MUTUAL COMMON STOCK AND THE BALANCE OF YOUR DIME SHARES FOR CASH. If you select this option, you will receive both shares of Washington Mutual common stock and cash for each Dime share you own, subject to proration as described above and in Section 2.6 of the merger agreement.

Section 3. SPECIAL ISSUANCE OR PAYMENT INSTRUCTIONS

      If you want any Washington Mutual common stock certificate(s) you are entitled to receive pursuant to the merger registered in, or any check made payable to, a name or names different from the name(s) printed on the Election Form, please follow the instructions below. First, print the name(s) and address of the person(s) receiving the shares in the spaces provided under Special Issuance or Payment Instructions. Then, refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. These documents must accompany your Dime stock certificate(s), if applicable, and your Election Form.

      THE TAX CONSEQUENCES TO HOLDERS OF DIME COMMON STOCK MAY VARY DEPENDING UPON, AMONG OTHER THINGS, WHICH OF THE ELECTION ALTERNATIVES IS CHOSEN. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO ANY POSSIBLE TAX CONSEQUENCES RESULTING FROM THE ISSUANCE OF CASH OR SHARES OF WASHINGTON MUTUAL COMMON STOCK CERTIFICATE(S) IN A NAME DIFFERENT FROM THAT OF THE REGISTERED HOLDER(S) OF THE SURRENDERED DIME STOCK CERTIFICATE(S).

      If your circumstances differ from those listed below, or if you have any other questions, please contact Mellon toll-free at 1-866-323-8162.

Name change due to marriage or transfer of ownership to another individual:

      - Obtain a signature guarantee for the stockholder whose name is printed on the Election Form. If it is a joint account, both registered owners must sign and have their signatures guaranteed; and

      - Complete the Substitute Form W-9 on the Election Form by listing the name and TIN or SSN to be used for tax reporting on the new account.

Stockholder whose name is printed on the Election Form is deceased and you are the executor or administrator of the estate:

      - Provide a copy of the Court Qualification appointing the legal representative (dated within 60 days);

      -     Obtain a signature guarantee for the legal representative; and

      - Complete the Substitute Form W-9 on the Election Form by listing the name and TIN or SSN to be used for tax reporting on the new account.

The account is a joint account; one of the accountholders is deceased and you are transferring shares to the survivor only:

      -     Provide a copy of death certificate;

      - Survivor must sign the stock certificates (Signature guarantee is not necessary in this case); and

      - Complete the Substitute Form W-9 on the Election Form by listing the name and TIN or SSN to be used for tax reporting on the new account.

The account is a joint account, one of the accountholders is deceased and you are transferring shares to the survivor and adding a name:

      -     Provide a copy of death certificate;

      -     Survivor must obtain a signature guarantee; and

      - Complete the Substitute Form W-9 on the Election Form by listing the name and TIN or SSN to be used for tax reporting on the new account.

The account is a custodial account and the former minor has reached the legal age of majority:

      -     The former minor must obtain a signature guarantee;

      -     Provide a copy of the birth certificate for the former minor; and

      - Complete the Substitute Form W-9 on the Election Form by listing the name and TIN or SSN to be used for tax reporting on the new account.

You want to register the account in the name of a trust:

      - Obtain a signature guarantee for the stockholder whose name is printed on the Election Form. If it is a joint account, both owners must sign and have their signatures guaranteed;

      -     Provide a copy of the first and last pages of the trust agreement;
            and

      - Complete the Substitute Form W-9 on the Election Form by listing the name and TIN or SSN to be used for tax reporting on the new account.

Section 4. SPECIAL DELIVERY INSTRUCTIONS

      Complete this section only if you want any Washington Mutual common stock certificate(s) or check(s) resulting from your election to be delivered to an address other than the one printed in Section 1 - "About You and Your Shares" on the Election Form. Note: Your address of record will not be affected by completing this section.

Section 5. SIGNATURE GUARANTEE

      If you want any Washington Mutual common stock certificate(s) or check(s) resulting from your election to be issued in the name of someone other than the registered holder(s) of the Dime common stock, you must, in addition to completing Section 3 - "Special Issuance or Payment Instructions," comply with the following instructions:

            (a) Endorsement and Guarantee. The surrendered certificate(s) must be properly endorsed (or accompanied by stock powers properly executed) by the registered holder(s) of the certificate(s) to the person who is to receive the cash or shares of Washington Mutual common stock in the merger. The signature(s) of the registered holder(s) on the endorsement or stock powers must correspond with the name(s) written upon the face of the surrendered certificate(s) in every particular and must be "Medallion Guaranteed" by an eligible guarantor institution as defined below.

            Generally, an eligible guarantor institution, as defined in the regulations of the SEC, means:

                  -     Banks;

                  - Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers;

                  -     Credit unions;

                  - National securities exchanges, registered securities associations and clearing agencies; and

                  -     Savings associations.

            (b) Transferee's Signature. The Election Form must be signed by the transferee or assignee or his or her agent, and should not be signed by the transferor or assignor. The signature of such transferee or assignee must be guaranteed by an eligible guarantor institution.

            (c) Correction of or Change in Name. For a correction of name or for a change in name that does not involve a change in ownership, proceed as follows: For a change in name by marriage, etc., the Election Form should be signed, e.g., "Mary Doe, now by marriage Mary Jones." For a correction in name, the Election Form should be signed, e.g., "James E. Brown, incorrectly inscribed as J.E. Brown." The signature in each case should be "Medallion Guaranteed" in the manner described above.

Section 6. NOTICE OF GUARANTEED DELIVERY

      This Section must be followed only if you are not surrendering your Dime stock certificate(s) with your Election Form. In that event, the firm guaranteeing delivery of the certificates should complete the Notice of Guaranteed Delivery sent to you with the Election Form. The Notice of Guaranteed Delivery should be returned to Mellon with your completed Election Form.

Section 7. REQUIRED SIGNATURES

      All individuals listed on the account must sign the Election Form exactly as the name(s) appear in Section 1 - "About You and Your Shares." Be sure to include your daytime telephone number.

Section 8. SUBSTITUTE FORM W-9

      Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the account. The individual whose TIN or SSN is being used must sign the substitute Form W-9. If the account in being registered in the name of an estate and not an individual, a TIN is required. Please refer to the enclosed Important Tax Information for additional details.

[WASHINGTON MUTUAL LOGO]




December 5, 2001


To the Stockholders of Dime Bancorp, Inc.:

On November 27, 2001 you and your fellow stockholders took the latest step toward the completion of the merger of Dime Bancorp, Inc. with and into Washington Mutual, Inc. when you voted to adopt the Agreement and Plan of Merger, dated June 25, 2001, by and between Washington Mutual and Dime. On completion of the merger, we expect to be an even stronger provider of financial services as we join Dime's strengths with ours by expanding our operations into the greater New York City metropolitan area.

In accordance with the terms of the merger agreement, once the merger is completed you will be entitled to receive shares of Washington Mutual common stock, cash or a combination of both in exchange for your shares of Dime common stock. Enclosed with this letter are materials to enable you to elect the form of consideration you would prefer to receive in exchange for your shares of Dime common stock. The election period will end on the business day immediately preceding the completion of the merger of Dime and Washington Mutual. We currently anticipate that the merger will be completed in January 2002, subject to receipt of regulatory approval.

To make your election, please complete the enclosed Election Form and send it, along with your Dime stock certificate(s), to Mellon Investor Services LLC, the Exchange Agent, in the enclosed pre-addressed courtesy reply envelope. Special instructions are provided to assist you in completing the form. Please follow these instructions carefully so that Mellon will be able to process your election for you promptly after the election period has ended and the merger is completed.

Please review the enclosed Frequently Asked Questions (FAQs) for further information regarding the election process. Questions regarding the completion of the Election Form or the delivery of your Dime common stock certificate(s) should be directed to Mellon. Call toll-free 1-866-323-8162 between the hours of 9:00 a.m. and 6:00 p.m. New York time.

We are enthusiastic about the opportunities presented by the merger of our two companies and look forward to the expansion of the Washington Mutual family!

                                        Sincerely,

                                        /s/ Kerry Killinger

                                        Kerry Killinger
                                        Chairman, President and
                                        Chief Executive Officer

                        NOTICE OF GUARANTEED DELIVERY OF
                  SHARES OF COMMON STOCK OF DIME BANCORP INC.
                          PURSUANT TO THE ELECTION FORM
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)


      This form or a facsimile copy must be used to guarantee delivery of shares of common stock of Dime Bancorp, Inc. to the Exchange Agent if certificates for shares of Dime common stock cannot be delivered to the Exchange Agent prior to 5:00 p.m., New York City time, on the business day prior to the effective time of the merger (the "Election Deadline").

      This form, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Exchange Agent, Mellon Investor Services LLC, as follows:

        BY MAIL:                         BY HAND DELIVERY:                   BY OVERNIGHT DELIVERY:
Mellon Investor Services LLC        Mellon Investor Services LLC          Mellon Investor Services LLC
  Reorganization Department           Reorganization Department                Reorganization Dept.
   Post Office Box 3342                     120 Broadway                        85 Challenger Road
   South Hackensack, NJ                      13th Floor                          Mail Drop - Reorg
         07606                           New York, NY 10271                 Ridgefield Park, NJ 07660

                           BY FACSIMILE TRANSMISSION:
                                 (201) 296-4293

                   CONFIRM RECEIPT OF FACSIMILE BY TELEPHONE:
                                 (201) 296-4860

      Delivery of this form to an address other than as set forth above or transmission of this form by a facsimile number other than as set forth above does not constitute valid delivery.

      This form is not to be used to guarantee signatures. If a signature on the Election Form is required to be guaranteed, the signature guarantee must appear in the applicable space provided in the signature box on the Election Form/Letter of Transmittal.

NOTICE OF GUARANTEED DELIVERY FORM

      The undersigned hereby surrenders to the Exchange Agent, upon the terms and subject to the conditions set forth in the Election Form and related instructions, receipt of which is hereby acknowledged, the number of shares of Dime Bancorp, Inc. common stock specified below pursuant to the guaranteed delivery procedure set forth below.


(Please type or print)
                                          --------------------------------------
                                                       Signature(s)
Certificate No(s).
(if available):
               -----------------------

                                          Date:
--------------------------------------         ---------------------------------
Number of shares:                         If shares will be delivered by
                                          book-entry transfer, fill in the
                                          applicable account number, below:

--------------------------------------
               Name(s)                    The Depository Trust Company

--------------------------------------
               Address                    DTC Account Number:
                                                             -------------------

--------------------------------------
         City- State-Zip Code             Transaction Code
                                          Number:
                                                 -------------------------------
--------------------------------------
       Daytime Telephone Number

GUARANTEED DELIVERY PROCEDURE

      In order for an election to be effective, the Exchange Agent must receive a properly completed Election Form, accompanied by certificate(s) representing shares of Dime common stock (or a properly completed Notice of Guaranteed Delivery), by the Election Deadline. Persons whose certificate(s) are not immediately available may make an election by having this Notice of Guaranteed Delivery properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States and submitting it, together with a duly completed Election Form, to the Exchange Agent by the Election Deadline. THE VALIDITY OF THIS ELECTION IS SUBJECT TO THE CONDITION THAT THE CERTIFICATE(S), THE DELIVERY OF WHICH IS HEREBY GUARANTEED, ARE DELIVERED TO THE EXCHANGE AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE THIRD BUSINESS DAY AFTER THE ELECTION DEADLINE (THE "GUARANTEED DELIVERY DEADLINE").

      If the Exchange Agent does not receive a properly completed Election Form, accompanied by the necessary certificate(s), by the Election Deadline (unless a Notice of Guaranteed Delivery, accompanied by a properly completed Election Form, has been properly completed and delivered by the Election Deadline and certificate(s) described in the Notice of Guaranteed Delivery are received by the Exchange Agent by the Guaranteed Delivery Deadline), the shareholder will be deemed to have not properly made an election and the shareholder will receive merger consideration payable in respect of non-electing shares as specified in the Proxy Statement dated October 22, 2001.

                               DELIVERY GUARANTEE
                   (NOT TO BE USED FOR A SIGNATURE GUARANTEE)

      THE UNDERSIGNED, A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS AN "ELIGIBLE GUARANTOR INSTITUTION," AS SUCH TERM IS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN "ELIGIBLE INSTITUTION"), GUARANTEES THE DELIVERY TO THE EXCHANGE AGENT OF THE SHARES SURRENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES SURRENDERED HEREBY HAVE BEEN DELIVERED INTO THE EXCHANGE AGENT'S ACCOUNT AT THE DEPOSITORY TRUST COMPANY, NO LATER THAN THE GUARANTEED DELIVERY DEADLINE.

      The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver certificate(s) representing shares of Dime Bancorp, Inc. common stock to the Exchange Agent no later than the Guaranteed Delivery Deadline. Failure to do so could result in a financial loss to such Eligible Institution.


AUTHORIZED SIGNATURE:
                     -----------------------------------------------------------

NAME:
     ---------------------------------------------------------------------------

TITLE:
      --------------------------------------------------------------------------

NAME OF FIRM:
             -------------------------------------------------------------------

ADDRESS:
        ------------------------------------------------------------------------


--------------------------------------------------------------------------------

DAYTIME TELEPHONE NUMBER:
                         -------------------------------------------------------

DATE:
     -------------------------------------

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

      GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the type of number to give the payer.

------------------------------------------------------------------  ----------------------------------------------------------------
                                 GIVE THE SOCIAL                                                     GIVE THE EMPLOYER
                                 SECURITY                                                            IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:        NUMBER OF--                        FOR THIS TYPE OF ACCOUNT:        NUMBER OF--
------------------------------------------------------------------  ----------------------------------------------------------------
1. An individual's account       The individual                     8. Sole proprietorship account   The owner(4)

2. Two or more individuals       The actual owner of the account    9. A valid trust, estate, or     The legal entity (Do not
   (joint account)                or, if combined funds, any           pension trust                  furnish the identifying number
                                  one of the individuals(1)                                           of the personal representative
                                                                                                      or trustee unless the legal
                                                                                                      entity itself is not
                                                                                                      designated in the account
                                                                                                      title.)(5)

3. Husband and wife (joint       The actual owner of the account    10. Corporate account            The corporation
   account)                       or, if joint funds, either
                                  person(1)

4. Custodian account of a minor  The minor(2)                       11. Religious, charitable, or    The organization
   (Uniform Gift to Minors Act)                                         educational organization
                                                                        account

5. Adult and minor (joint        The adult or, if the minor is the  12. Partnership account held in  The partnership
   account)                       only contributor, the minor(1)        the name of the business

6. Account in the name of        The ward, minor, or                13. Association, club, or other  The organization
   guardian or committee for a    incompetent person(3)                 tax-exempt organization
   designated ward, minor, or
   incompetent person

7. a. The usual revocable        The grantor-trustee(1)             14. A broker or registered       The broker or nominee
      savings trust account                                             nominee
      (grantor is also trustee)

    b. So-called trust account   The actual owner(1)                15. Account with the             The public entity
       that is not a legal or                                           Department of Agriculture
       valid trust under State                                          in the name of a public
       law                                                              entity (such as a State or
                                                                        local government, school
                                                                        district, or prison) that
                                                                        receives agricultural
                                                                        program payments.
------------------------------------------------------------------  ----------------------------------------------------------------

----------

(1)   List first and circle the name of the person whose number you furnish.

(2)   Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) You must show your individual name, but you may also enter your business or "doing business" name. You may use either your Social Security Number or Employer Identification Number.

(5) List first and circle the name of the legal trust, estate, or pension trust. NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER OF SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

- A corporation.

- A financial institution.

- An organization exempt from tax under section 501(a), or an individual retirement plan or a custodial account under Section 403(b)(7).

- The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

- An international organization or any agency, or instrumentality thereof.

- A registered dealer in securities or commodities registered in the U.S. Or a possession of the U.S.

- A real estate investment trust.

- A common trust fund operated by a bank under section 584(a).

- An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

- An entity registered at all times under the Investment Company Act of 1940.

- A foreign central bank of issue.

- Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852).

- Payments described in section 6049(b)(5) to non-resident aliens.

- Payments on tax-free covenant bonds under section 1451.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 30.5% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.


                                       2